UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 30, 2016 (Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2016, Tenet Healthcare Corporation (“Tenet”) and certain of its subsidiaries, including Tenet HealthSystem Medical, Inc. (“THSMI”), Atlanta Medical Center, Inc. (“AMCI”) and North Fulton Medical Center, Inc. (“NFMCI”), finalized and executed agreements with the U.S. Department of Justice (“DOJ”) and others to resolve the Clinica de la Mama criminal investigation and civil litigation. These agreements memorialize the components of Tenet’s agreement in principle with the government to resolve the Clinica de la Mama matters, as previously disclosed in Tenet’s August 1, 2016 press release and its quarterly report on Form 10-Q for the period ended June 30, 2016. During the three months ended September 30, 2016, Tenet expects to increase its aggregate reserve to $517 million, representing a $1 million increase from the prior reserve of $516 million, to reflect the final resolution of the Clinica de la Mama matters. The individual monetary components of the resolution are described below.

Civil Settlement Agreement

Tenet and certain of its subsidiaries (collectively, the “Tenet Entities”) entered into a Settlement Agreement, effective September 30, 2016, with the United States of America, acting through the DOJ and on behalf of the Office of Inspector General of the U.S. Department of Health and Human Services (“OIG”), the State of Georgia, the State of South Carolina and relator Ralph D. Williams, to resolve the civil qui tam litigation (United States of America, ex rel. Ralph D. Williams v. Health Management Associates, Inc., et al.) pending in the U.S. District Court for the Middle District of Georgia. Under the Settlement Agreement, Tenet will pay to the United States, the State of Georgia and the State of South Carolina a total of $368 million, plus interest thereon at a rate of 1.75% per annum from July 29, 2016 (the “Settlement Amount”). Payment must be made no later than 10 business days after the date of sentencing in the criminal action described below. As part of the settlement, Tenet will also be required to pay the relator’s attorney’s fees and costs, which are currently expected to be approximately $2 million and are included in the $517 million reserve.

In consideration of the obligations of the Tenet Entities under the Settlement Agreement, and conditioned on the full payment of the Settlement Amount, the United States and the States of Georgia and South Carolina agree to release the Tenet Entities from civil or administrative monetary claims arising from allegations that the Tenet Entities entered into referral source arrangements with Hispanic Medical Management, Inc. in violation of various federal and state laws, including federal and state anti-kickback statutes and false claims acts. In consideration of the obligations of the Tenet Entities under the Settlement Agreement and the Non-Prosecution Agreement described below (including the appointment of an independent compliance monitor), and conditioned on the full payment of the Settlement Amount, the OIG agrees that it (i) will not require Tenet or any of its subsidiaries to enter into a Corporate Integrity Agreement and (ii) will not seek to exercise its authority to exclude from participation in federal healthcare programs any of the Tenet Entities, other than AMCI and NFMCI. AMCI and NFMCI previously operated Atlanta Medical Center and North Fulton Hospital, respectively, and have no operating assets.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of that agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Non-Prosecution Agreement

On September 30, 2016, THSMI entered into a Non-Prosecution Agreement (“NPA”) with the DOJ’s Criminal Division, Fraud Section and the United States Attorney’s Office for the Northern District of Georgia (together, the “Offices”). The NPA requires, among other things, (i) THSMI and Tenet to fully cooperate with the Offices in any matters relating to the conduct described in the NPA and other conduct under investigation by the Offices at any time during the term of the NPA, and (ii) Tenet to retain an independent compliance monitor to assess, oversee and monitor Tenet’s compliance with its obligations under the NPA. The monitor will be selected by the Offices from a group of candidates proposed by Tenet. The powers, duties and responsibilities of the independent compliance monitor are described in Attachment C to the NPA. The term of the NPA will be three years from the date on which the monitor is retained, unless the NPA is extended or terminated early as described therein.

Pursuant to the NPA, the Offices agree that they will not bring any criminal or civil case against THSMI or its corporate affiliates, including Tenet, relating to the conduct described in the NPA. However, if, during the term of the NPA, THSMI commits any felony under federal law, or if Tenet commits any felony related to the federal anti-kickback statute, or if THSMI or Tenet fail to cooperate or otherwise fail to fulfill the obligations set forth in the NPA, then THSMI, Tenet and their affiliates shall be subject to prosecution for any federal criminal violation of which the Offices have knowledge, including, but not limited to, the conduct described in the NPA. The Offices retain sole discretion over determining whether there has been a breach of the NPA and whether to pursue prosecution.

The foregoing description of the NPA is qualified in its entirety by reference to the full text of that agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

On October 3, 2016, the DOJ filed in the United States District Court for the Northern District of Georgia a criminal Information against AMCI and NFMCI alleging that each entity conspired to violate the federal anti-kickback statute and defraud the United States. In connection therewith, AMCI and NFMCI have each entered into Plea Agreements with the DOJ and the United States Attorney’s Office for the Northern District of Georgia, pursuant to which AMCI and NFMCI agree, among other things, to plead guilty to the charge set forth in the Information and to pay forfeiture money judgments in the total amount of approximately $146 million. The Plea Agreements remain subject to acceptance by the court and, if accepted, full payment must be made within 10 calendar days of sentencing, which Tenet expects to occur during the fourth quarter of 2016. In exchange, the DOJ agrees that it will not file additional criminal charges against AMCI, NFMCI or their affiliates relating to the conduct described in the Plea Agreements. Copies of the respective Plea Agreements are attached as Attachment D and Attachment E to the NPA attached as Exhibit 10.2 hereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this report or in the press release filed as an exhibit to this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause Tenet’s actual results to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Among other things, these factors include adverse regulatory developments, government investigations or litigation, including our continued and future compliance with the terms and provisions of the NPA and other agreements and undertakings relating to the resolution of the Clinica de la Mama civil litigation and criminal investigation. The failure to comply with the terms of the resolution documents could subject us to criminal prosecution and other material sanctions and penalties. The settlement and resolution of the Clinica de la Mama matters is subject to court acceptance of the Plea Agreements. Although Tenet believes such acceptance will be obtained, there can be no assurance that court acceptance will be received. If court acceptance is not obtained, and the terms of any final resolution are materially different than the resolution to which we have agreed, the eventual loss related to these matters could materially exceed the amount reserved and could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Item 7.01 Regulation FD Disclosure

On October 3, 2016, Tenet issued a press release announcing that it had finalized the resolution of the Clinica de la Mama matters. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Settlement Agreement among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, the State of Georgia, the State of South Carolina, Tenet Healthcare Corporation, Tenet HealthSystem Medical, Inc., Tenet HealthSystem GB, Inc. n/k/a Atlanta Medical Center, Inc., North Fulton Medical Center, Inc., Tenet HealthSystem Spalding, Inc. n/k/a Spalding Regional Medical Center, Inc., and Hilton Head Health System, L.P., and Ralph D. Williams.

10.2	Non-Prosecution Agreement among Tenet HealthSystem Medical, Inc., the United States Department of Justice and the United States Attorney’s Office for the Northern District of Georgia.

99.1	Press Release issued on October 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

Date: October 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, the State of Georgia, the State of South Carolina, Tenet Healthcare Corporation, Tenet HealthSystem Medical, Inc., Tenet HealthSystem GB, Inc. n/k/a Atlanta Medical Center, Inc., North Fulton Medical Center, Inc., Tenet HealthSystem Spalding, Inc. n/k/a Spalding Regional Medical Center, Inc., and Hilton Head Health System, L.P., and Ralph D. Williams.

10.2	Non-Prosecution Agreement among Tenet HealthSystem Medical, Inc., the United States Department of Justice and the United States Attorney’s Office for the Northern District of Georgia.

99.1	Press Release issued on October 3, 2016